Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-222086, No. 333-229837, and No. 333-235429 of Protective Life Insurance Company of our report dated March 25, 2019 relating to the financial statements and financial statement schedules which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
March 25, 2020